UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 5, 2009
PROLIANCE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13894 (Commission File Number)	34-1807383 (IRS Employer Identification No.)

100 Gando Drive New Haven, Connecticut (Address of Principal Executive Offices)	06513 (Zip Code)
Registrant’s telephone number, including area code: 203-401-6450

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a—12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On May 5, 2009, Proliance International, Inc. (the “Company”) entered into the Twenty-Ninth Amendment (the “Twenty-Ninth Amendment”) of the Credit and Guaranty Agreement (as amended prior to May 5, 2009, the “Agreement”) by and among the Company and certain domestic subsidiaries of the Company, as guarantors, the lenders party thereto from time to time (collectively, the “Lenders”), Silver Point Finance, LLC (“Silver Point”), as administrative agent for the Lenders, collateral agent and as lead arranger, and Wells Fargo Foothill, LLC (“Wells Fargo”), as a lender and borrowing base agent for the Lenders.
Pursuant to the Twenty-Ninth Amendment, and upon the terms and subject to the conditions thereof, the Waiver Reserve which was established in the amount of $0, will be increased to $7,250,000 on the earliest of (x) the occurrence of an Event of Default, other than any Prospective Event of Default, as defined in the Agreement, and (y) May 12, 2009.
The foregoing description of the Twenty-Ninth Amendment does not purport to be complete and is qualified in its entirety by reference to the Twenty-Ninth Amendment, a copy of which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
The following exhibit is attached to this Current Report on Form 8-K:
10.1	Twenty-Ninth Amendment to Credit Agreement dated May 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.
Date: May 5, 2009	By:	/s/ Arlen F. Henock
		Name:	Arlen F. Henock
		Title:	Executive Vice President and Chief Financial Officer